                                   EXHIBIT 2

                               POWER OF ATTORNEY


                  Know all men by these presents that Peter G. Peterson does hereby make, constitute and appoint David A. Stockman and Anthony Grillo as true and lawful attorneys-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or partner of any limited partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P. or their affiliates in the common stock of Republic Engineered Steels, Inc. (including any amendments or supplements to any reports or schedules previously filed by such persons or entities) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation Schedules 13D and statements on Form 3, Form 4 and Form 5.


/s/ Peter G. Peterson
-----------------------
Name: Peter G. Peterson


September 16, 1998


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                               POWER OF ATTORNEY


                  Know all men by these presents that Stephen A. Schwarzman does hereby make, constitute and appoint David A. Stockman and Anthony Grillo as true and lawful attorneys-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or partner of any limited partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P. or their affiliates in the common stock of Republic Engineered Steels, Inc. (including any amendments or supplements to any reports or schedules previously filed by such persons or entities) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation Schedules 13D and statements on Form 3, Form 4 and Form 5.

/s/ Stephen A. Schwarzman
---------------------------
Name: Stephen A. Schwarzman



September 16, 1998